Exhibit 99

MASCO CORPORATION REPORTS THIRD QUARTER 2026 RESULTS

Highlights
•Net sales increased 3 percent to $1,966 million; net sales increased 4 percent excluding our divestiture and currency
•Operating profit margin was 17.2 percent; adjusted operating profit margin was 17.9 percent
•Earnings per share were $1.17; adjusted earnings per share grew 23 percent to $1.19 per share
•Returned $322 million to shareholders through dividends and share repurchases
•Expect 2026 earnings per share in the range of $4.51 - $4.61 per share, and on an adjusted basis, $4.65 - $4.75 per share

LIVONIA, Mich. (October 28, 2026) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its third quarter 2026 results.

2026 Third Quarter Results
•On a reported basis, compared to the third quarter 2025:
•Net sales increased 3 percent to $1,966 million; in local currency and excluding our divestiture of Bristan, net sales increased 4 percent
◦Plumbing Products’ net sales increased 4 percent; in local currency and excluding our divestiture, net sales increased 5 percent
◦Decorative Architectural Products’ net sales were flat to the prior year
◦In local currency, North American net sales increased 5 percent
◦In local currency, International net sales decreased 5 percent and excluding our divestiture, decreased 1 percent
•Gross margin increased 240 basis points to 36.6 percent from 34.2 percent
•Operating profit increased 12 percent to $338 million from $303 million
•Operating margin increased 140 basis points to 17.2 percent from 15.8 percent
•Net income per common share increased 30 percent to $1.17, compared to $0.90
•Compared to the third quarter 2025, results for key financial measures, as adjusted for certain items (see Exhibit A) and applying a normalized tax rate of 24.5 percent, were as follows:
•Gross margin increased 250 basis points to 37.1 percent from 34.6 percent
•Operating profit increased 13 percent to $351 million from $312 million
•Operating margin increased 160 basis points to 17.9 percent from 16.3 percent
•Net income per common share increased 23 percent to $1.19, compared to $0.97
•Liquidity at the end of the third quarter was $1,610 million (including availability under our revolving credit facility)

“Our strong third quarter results reflect the strength of our teams, the disciplined execution of our strategy, and the resilience of our business,” said Masco’s President and CEO, Jon Nudi. “We are executing well against our strategy, delivering above-market growth and building momentum throughout the organization. In the third quarter, net sales increased 3 percent, or 4 percent excluding the impacts of our divestiture and currency, adjusted operating margin expanded 160 basis points to 17.9 percent, and adjusted earnings per share grew 23 percent. In addition, we returned $322 million to shareholders through dividends and share repurchases, demonstrating the strength of our cash flow generation and our ongoing commitment to disciplined capital allocation and shareholder value creation.”
“Based on the strength of our operational performance year-to-date, we now expect adjusted earnings per share to be in the range of $4.65 to $4.75, compared to our previous guidance range of $4.40 to $4.60,” continued Nudi. “While we expect the demand environment to remain challenged in the near term, the long-term fundamentals of the repair and remodel market remain strong, and we are executing well. We remain confident in our ability to leverage the power of our industry-leading brands, to expand our commercial capabilities and to drive operational excellence to create long-term shareholder value.”

Dividend Declaration
Masco’s Board of Directors declared a quarterly dividend of $0.32 per share, payable on November 23, 2026 to shareholders of record on November 6, 2026.

About Masco
Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry leading brands includes Behr® paint; Delta® and hansgrohe® faucets, bath and shower fixtures; Liberty® branded decorative and functional hardware; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.
The 2026 third quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details
A conference call regarding items contained in this release is scheduled for Wednesday, October 28, 2026 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing 585-542-9983 or 833-461-5787. Please use the meeting identification number 284633590.
The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.
A replay of the call will be available on Masco’s website or by phone by dialing 929-828-5978 or 833-309-1852. Please enter the meeting identification number 284633590#. The telephone replay will be available approximately two hours after the end of the call and remain available until November 27, 2026.

Safe Harbor Statement
This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.
Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands, to develop innovative products and respond to changing consumer purchasing practices and preferences, our ability to maintain our public image and reputation, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials, our dependence on suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, the impact on demand, pricing and product costs resulting from tariffs, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have acquired and may in the future acquire, our ability to attract, develop and retain a talented workforce, risks associated with cybersecurity vulnerabilities, threats and attacks and risks associated with our reliance on information systems and technology. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This release contains both U.S. generally accepted accounted principles (“GAAP”) and certain non-GAAP financial measures. Reconciliations of these non‑GAAP measures to the most directly comparable GAAP measures are included in the accompanying financial tables.
We believe that certain non-GAAP financial measures used in managing the business may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. These non-GAAP financial measures should be considered in addition to, and not as an alternative for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Investor Contact
Renee Benedict
Vice President, Investor Relations and Corporate FP&A
313.792.5500
MascoInvestorRelations@mascohq.com

Media Contact
Jordana Strosberg
Vice President, Chief Communications Officer
313.938.5481
Jordana_Strosberg@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Nine Months Ended September 30, 2026 and 2025
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$1,966	$1,917	$5,875	$5,769
Cost of sales	1,246	1,261	3,603	3,696
Gross profit	720	656	2,273	2,073

Selling, general and administrative expenses	381	353	1,148	1,072
Operating profit	338	303	1,125	1,001

Other income (expense), net:
Interest expense	(29)	(25)	(82)	(77)
Other, net	13	(2)	11	(16)
	(16)	(27)	(71)	(93)
Income before income taxes	322	276	1,054	908

Income tax expense	82	76	252	226
Net income	240	200	801	682

Less: Net income attributable to noncontrolling interest	10	11	40	36
Net income attributable to Masco Corporation	$230	$189	$761	$645

Income per common share attributable to Masco Corporation (diluted):
Net income	$1.17	$0.90	$3.81	$3.06

Average diluted common shares outstanding	196	209	200	211

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2026 and 2025
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,966	$1,917	$5,875	$5,769

Gross profit, as reported	$720	$656	$2,273	$2,073
Rationalization charges	10	7	19	10
Gross profit, as adjusted	$730	$663	$2,292	$2,082

Gross margin, as reported	36.6%	34.2%	38.7%	35.9%
Gross margin, as adjusted	37.1%	34.6%	39.0%	36.1%

Selling, general and administrative expenses, as reported	$381	$353	$1,148	$1,072
Rationalization charges	3	2	14	3
Selling, general and administrative expenses, as adjusted	$378	$352	$1,134	$1,069

Selling, general and administrative expenses as a percent of net sales, as reported	19.4%	18.4%	19.5%	18.6%
Selling, general and administrative expenses as a percent of net sales, as adjusted	19.2%	18.4%	19.3%	18.5%

Operating profit, as reported	$338	$303	$1,125	$1,001
Rationalization charges	13	8	33	12
Operating profit, as adjusted	$351	$312	$1,158	$1,013

Operating margin, as reported	17.2%	15.8%	19.1%	17.4%
Operating margin, as adjusted	17.9%	16.3%	19.7%	17.6%

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2026 and 2025
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Income Per Common Share Reconciliations

Income before income taxes, as reported	$322	$276	$1,054	$908
Rationalization charges	13	8	33	12
Gain on sale of business (1)	(13)	—	(13)	—
Loss from financial investments, net	1	—	1	5
Income before income taxes, as adjusted	323	284	1,074	925
Tax at 24.5% rate	(79)	(70)	(263)	(227)
Less: Net income attributable to noncontrolling interest	10	11	40	36
Net income, as adjusted	$234	$204	$771	$662

Net income per common share, as adjusted	$1.19	$0.97	$3.86	$3.14

Average diluted common shares outstanding	196	209	200	211
(1) Represents the gain from the sale of our Bristan Group business for the three and nine months ended September 30, 2026.

Outlook for the Year Ended December 31, 2026

	Year Ended December 31, 2026
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$4.51	$4.61
Rationalization charges	0.19	0.19
Gain on sale of business (1)	(0.05)	(0.05)
Net income per common share, as adjusted	$4.65	$4.75
(1) Represents the gain from the sale of our Bristan Group business.

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
September 30, 2026 and December 31, 2025
(dollars in millions)

	September 30, 2026	December 31, 2025
Balance Sheet
Assets
Current assets:
Cash and cash investments	$610	$647
Receivables	1,254	1,028
Inventories	1,050	1,046
Prepaid expenses and other	125	119
Total current assets	3,039	2,840

Property and equipment, net	1,183	1,195
Goodwill	612	623
Other intangible assets, net	185	205
Operating lease right-of-use assets	244	233
Other assets	75	105
Total assets	$5,338	$5,201

Liabilities
Current liabilities:
Accounts payable	$860	$810
Notes payable	2	2
Accrued liabilities	795	761
Total current liabilities	1,657	1,573

Long-term debt	3,245	2,945
Noncurrent operating lease liabilities	238	221
Other liabilities	391	387
Total liabilities	5,531	5,125

Equity	(193)	76
Total liabilities and equity	$5,338	$5,201

	As of September 30,
	2026	2025
Other Financial Data
Working capital days
Receivable days	54	53
Inventory days	85	84
Payable days	67	69
Working capital	$1,444	$1,408
Working capital as a % of sales (LTM)	18.8%	18.5%

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Nine Months Ended September 30, 2026 and 2025

(dollars in millions)

	Nine Months Ended September 30,
	2026	2025
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$981	$896
Working capital changes	(194)	(292)
Net cash from operating activities	788	604

Cash Flows From (For) Financing Activities:
Purchase of common stock	(852)	(354)
Excise tax paid on the purchase of common stock	(5)	(6)
Cash dividends paid	(191)	(197)
Dividends paid to noncontrolling interest	(25)	(30)
Proceeds from term loan	300	—
Proceeds from the exercise of stock options	28	6
Employee withholding taxes paid on stock-based compensation	(14)	(10)
Payment of debt	(1)	(1)
Debt financing costs	(3)	—
Net cash for financing activities	(765)	(592)

Cash Flows From (For) Investing Activities:
Capital expenditures	(116)	(109)
Proceeds from disposition of business, net of cash disposed	60	—
Other, net	1	(2)
Net cash for investing activities	(55)	(111)

Effect of exchange rate changes on cash and cash investments	(4)	23

Cash and Cash Investments:
Decrease for the period	(37)	(75)
At January 1	647	634
At September 30	$610	$559

	As of September 30,
	2026	2025
Liquidity
Cash and cash investments	$610	$559
Revolver availability	1,000	1,000
Total Liquidity	$1,610	$1,559

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Nine Months Ended September 30, 2026 and 2025
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change	2026	2025	Change
Plumbing Products
Net sales	$1,338	$1,290	4%	$4,038	$3,908	3%
Operating profit, as reported	$244	$196		$840	$705
Operating margin, as reported	18.2%	15.2%		20.8%	18.0%
Rationalization charges	12	8		27	12
Operating profit, as adjusted	256	205		867	718
Operating margin, as adjusted	19.1%	15.9%		21.5%	18.4%
Depreciation and amortization	29	29		88	83
EBITDA, as adjusted	$285	$234		$955	$800

Decorative Architectural Products
Net sales	$628	$627	—%	$1,837	$1,862	(1)%
Operating profit, as reported	$125	$127		$376	$363
Operating margin, as reported	19.9%	20.3%		20.5%	19.5%
Rationalization charges	1	—		2	—
Accelerated depreciation related to rationalization activity	—	—		1	—
Operating profit, as adjusted	126	127		379	363
Operating margin, as adjusted	20.1%	20.3%		20.6%	19.5%
Depreciation and amortization	7	7		20	20
EBITDA, as adjusted	$132	$134		$399	$383

Total
Net sales	$1,966	$1,917	3%	$5,875	$5,769	2%
Operating profit, as reported - segment	$369	$324		$1,216	$1,068
General corporate expense, net	(31)	(20)		(91)	(68)
Operating profit, as reported	338	303		1,125	1,001
Operating margin, as reported	17.2%	15.8%		19.1%	17.4%
Rationalization charges - segment	12	8		29	12
Rationalization charges - other	1	—		3	—
Accelerated depreciation related to rationalization activity - segment	—	—		1	—
Operating profit, as adjusted	351	312		1,158	1,013
Operating margin, as adjusted	17.9%	16.3%		19.7%	17.6%
Depreciation and amortization - segment	36	36		107	103
Depreciation and amortization - other	1	2		4	6
EBITDA, as adjusted	$388	$349		$1,269	$1,121

Historical information is available on our website.
Amounts may not add due to rounding.